                                 Exhibit 24(b)
                                 -------------

                       (Attached To And Made Part Of The
                     Registration Statement On Form S-8 Of
                         Barrett Resources Corporation
                             Filed July 18, 1995)



                    CONSENT OF BEARMAN TALESNICK & CLOWDUS
                           PROFESSIONAL CORPORATION
                           ------------------------

                    CONSENT OF BEARMAN TALESNICK & CLOWDUS
                           PROFESSIONAL CORPORATION


     The undersigned does hereby consent to the use of its name wherever appearing in the Registration Statement and related Prospectus, including "Legal Matters".

     However, the undersigned disclaims any responsibility as an expert as regards this Registration Statement except insofar as the Registration Statement may relate to a written legal opinion from the undersigned.



                               /s/ BEARMAN TALESNICK & CLOWDUS
                                Professional Corporation


                               BEARMAN TALESNICK & CLOWDUS
                                Professional Corporation



Denver, Colorado
July 18, 1995